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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 28, 1999

                            NEXELL THERAPEUTICS INC.
               (Exact name of registrant as specified in charter)



  DELAWARE                          0-19153                     06-1192468
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation.)



          9 Parker, Irvine, CA                                      92618
(Address of principal executive offices)                          (Zip code)

      Registrant's telephone number, including area code:  (949) 470-9011


                          VIMRx PHARMACEUTICALS, INC.
            2751 Centerville Road, Suite 210, Wilmington, DE  19808
         (Former name or former address, if changed since last report)


Item 5.  Other Events.
     -------------------------------------

     On May 28, 1999, Nexell Therapeutics Inc. (formerly named VIMRx Pharmaceuticals, Inc.) (the "Registrant") completed its previously announced acquisition (the "Acquisition") of the minority interest of Baxter Healthcare Corporation ("Baxter")--other than Baxter's right to certain milestone payments- -in Nexell Therapeutics Inc., the Registrant's principal business unit ("Nexell"), thereby making Nexell a wholly-owned, rather than 80.5%, subsidiary of the Registrant. In connection with the consummation of the transaction, the Registrant changed its name to Nexell Therapeutics Inc.

     The Registrant had acquired its 80.5% of Nexell through its acquisition of certain assets from Baxter in December 1997 in exchange for (1) 11,000,000 shares of Common Stock of the Registrant; (2) 66,304 shares of Series

A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") of the Registrant with a liquidation value of $1,000 per share; (3) 19.5% of Nexell's outstanding common stock; (4) a warrant to purchase an additional 6% of Nexell's common stock for $6,000,000; and (5) the right to receive payments from Nexell upon the occurrence of certain milestone events. In addition, for $30,000,000 paid to Nexell, Baxter received $30,000,000 principal amount of Nexell's 6 1/2% convertible subordinated debentures convertible into Nexell's common stock upon a public offering of common stock by Nexell.

     The Acquisition was effected through an exchange of Baxter's interests in Nexell for an equivalent value of interests directly in the Registrant pursuant to an Acquisition Agreement among Baxter, the Registrant and Nexell dated February 18, 1999 (the "Agreement"). Pursuant to the Agreement, Baxter's interests in Nexell (common stock, warrant and convertible subordinated debentures, but excluding its right to milestone payments) were exchanged for:


  -- 3,000,000 shares of Common Stock of the Registrant;

  -- an adjustment of the conversion price of the 70,282 outstanding shares of Series A Preferred Stock owned by Baxter from $5.50 per share to $2.75 per share, (the 3,978 share increase from the 66,304 shares originally issued being a result of the dividends payable in kind) which Series A Preferred Stock is convertible after June 17, 1999 into approximately 25,557,000 shares of Common Stock of the Registrant, subject to adjustment for stock splits and combinations, certain dividends and distributions, and reclassification, exchange or substitution;

  -- a warrant (the "Warrant") expiring May 27, 2006 to purchase 5,200,000 shares of Common Stock at a price of $1.15 per share, subject to adjustment from time to time in the event of cash dividends, stock dividends, stock subdivisions, stock splits, stock combinations or reverse stock splits; and

  -- $32,884,537.50 principal amount of 6 1/2% Convertible Subordinated
     Debentures (replacing the $30,000,000 principal amount of Nexell's 6 1/2% convertible subordinated debentures plus accrued interest through the closing date of the Acquisition) convertible, commencing November 30, 2002, into Common Stock at a conversion price equal to 95% of the average of the closing prices of the Common Stock on the Nasdaq Stock Market for the 30 consecutive trading days preceding the date of conversion. The 6 1/2% Convertible Subordinated Debentures bear interest at 6 1/2% per annum and are due November 30, 2004. Interest accrues until November 30, 2002, and, together with one-third of the outstanding principal, is payable annually commencing November 30, 2002. There are two Debentures, one in the principal amount of approximately $22,000,000 and the other in the principal amount of approximately $11,000,000, which are identical, except that the $22,000,000 Debenture is convertible into Common Stock commencing November 30, 2002 at the discretion of Baxter, while the $11,000,000 Debenture is convertible only with the permission of the Registrant.

     The Acquisition was approved by a majority of the outstanding shares of Common Stock of the Registrant at the Annual Meeting of Stockholders held on May 25, 1999 (the "Annual Meeting"). Following consummation of the Acquisition, Nexell became a wholly-owned subsidiary of the Registrant, and Baxter owns outright approximately 19.3% of the Registrant's Common Stock. Baxter's ownership will increase to approximately 43% of the Common Stock of the Registrant assuming exercise of the Warrant and conversion of the Series A Preferred Stock into Common Stock on June 17, 1999, plus a further indeterminate percentage in the event Baxter converts any portion of the 6 1/2% Convertible Subordinated Debentures. There is a 6% dividend payable annually in kind on the shares of Series A Preferred Stock. Accordingly, if Baxter does not convert any shares prior to December 17, 2004, on such date it would own 99,697 shares of Series A Preferred Stock as a result of the additional shares of Series A Preferred Stock issued in payment of the 6% annual dividend; such 99,697 shares would automatically convert into 36,253,345 shares of Common Stock on such date.

     The Registrant and Baxter are currently negotiating definitive agreements whereby Baxter would provide a $20 million line of credit to the Registrant or Nexell or would provide support to the Registrant for the completion of a private placement financing. In connection therewith, the parties also contemplate terminating an existing Marketing, Sales and Distribution Agreement and transferring related assets to Nexell to enable Nexell to

                                       3
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assume those responsibilities directly. Under the proposed structure, Baxter would continue to provide contract manufacturing, certain physical distribution outside of North America, instrument placement and service, and related functions pursuant to new agreements.

     Also at the Annual Meeting, the shareholders elected four directors to the Board, approved an increase in the number of shares of Common Stock issuable under the Registrant's 1997 Incentive and Non-Incentive Stock Option Plan from 2,000,000 shares to 3,000,000 shares, ratified the appointment of KPMG LLP as independent auditors of the Registrant for the year ended December 31, 1999, and approved amendments to the Registrant's Certificate of Incorporation to (1) change its name to Nexell Therapeutics Inc.; (2) change the terms of the Registrant's Series A Preferred Stock as described above; (3) increase the authorized capital stock from 120,150,000 shares to 161,150,000 shares, of which 1,000,000 shares will be a newly authorized class of "blank check" preferred stock.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

c.   Exhibits.


2.5 Asset Acquisition Agreement dated as of February 18, 1999 among the Registrant, Nexell and Baxter (incorporated by reference to Annex A to the Registrant's Proxy Statement dated April 9, 1999 and filed with the Commission on April 13, 1999 and to Exhibit 2.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

3.1 Registrant's Amended and Restated Certificate of Incorporation dated July 10, 1990, as amended to date, including Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on May 25, 1999.

4.6 Registrant's Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on May 25, 1999 modifying the Class A Preferred Stock (included in Exhibit 3.1 above)

4.7 Registrant's Series 1 6 1/2% Convertible Subordinated Debenture Due November 30, 2004 issued May 28, 1999 to Baxter.

4.8   Registrant's Series 2 6 1/2% Convertible Subordinated

                                       4
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      Debenture Due November 30, 2004 issued May 28, 1999 to Baxter.

10.39 Registrant's Common Stock Purchase Warrant issued May 28, 1999 to Baxter.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         NEXELL THERAPEUTICS INC.
                         (Registrant)


                         By: /s/ William A. Albright
                             -----------------------
                         William A. Albright
                         Senior Vice President, Chief
                         Financial Officer and Secretary



Dated:  June 23, 1999

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

                               INDEX TO EXHIBITS



Exhibit                                                                         Method of
  No.                                 Description                                Filing
-------                               -----------                               ---------
2.5         Asset Acquisition Agreement dated as of February 18, 1999
            among the Registrant, Nexell and Baxter (incorporated by
            reference to Annex A to the Registrant's Proxy Statement dated
            April 9, 1999 and filed with the Commission on April 13, 1999 and to Exhibit 2.5 to the Registrant's Annual Report on Form
            10-K for the fiscal year ended December 31, 1998).

3.1         Registrant's Amended and Restated Certificate of Incorporation    Filed herewith
            dated July 10, 1990, as amended to date, including Certificate    electronically
            of Amendment of Certificate of Incorporation filed with the
            Delaware Secretary of State on May 25, 1999.

4.6         Registrant's Certificate of Amendment of Certificate of
            Incorporation filed with the Delaware Secretary of State on May 25, 1999 modifying the Class A Preferred Stock (included in Exhibit 3.1 above)

4.7         Registrant's Series 1 6 1/2% Convertible Subordinated             Filed herewith
            Debenture Due November 30, 2004 issued May 28, 1999 to Baxter.    electronically

4.8         Registrant's Series 2 6 1/2% Convertible Subordinated             Filed herewith
            Debenture Due November 30, 2004 issued May 28, 1999 to Baxter.    electronically

10.39       Registrant's Common Stock Purchase Warrant issued May 28, 1999    Filed herewith
            to Baxter.                                                        electronically

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